UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2011
BioCryst Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification No.)
4505 Emperor Blvd., Suite 200, Durham, North Carolina 27703
(Address of Principal Executive Offices) (Zip Code)
(Registrant’s telephone number, including area code): (919) 859-1302
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2011, William W. Featheringill notified BioCryst Pharmaceuticals, Inc. (the “Company”) that he does not intend to stand for re-election to the Board of Directors of the Company (the “Board”) at the Company’s Annual Meeting in May 2011 and will vacate his Board seat immediately after the April 27, 2011 Board meeting. Mr. Featheringill stated that he reached this decision because he believes that the Company has evolved to the point where it would be better served by more Directors on the Board with direct pharmaceutical development experience and expertise. Mr. Featheringill has served on the Company’s Board of Directors since May 1995 and has been instrumental in assisting the Company in its continued growth and evolution. Mr. Featheringill plans to remain engaged with the Board as an Observer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioCryst Pharmaceuticals, Inc.
By:	/s/ Alane Barnes
	Name:	Alane Barnes
	Title:	General Counsel, Corporate Secretary

Date: February 18, 2011